Power of Attorney

     The undersigned, an officer of Ferro Corporation (the "Company"), hereby constitutes and appoints the incumbents from time to time of the of-fices of Chief Financial Officer, General Counsel, and Treasurer of the Com-pany, and each of them, as his attorney with full power of substitution and re-substitution, for and in his name, place, and stead, to sign and file with the Securities and Exchange Commission (the "SEC") and the New York
Stock Exchange (the "NYSE") any and all Forms 3, 4 and 5 required to be filed with the SEC and/or the NYSE by the undersigned, with full power and authority to do so and to perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and ap-proving the acts of such attorney or any such substitute.

                                  /s/ William Thomas Austin
                                  _________________________
                                  William Thomas Austin

Dated:  April 16, 2007



State of Ohio         )
                      ) ss.
County of Cuyahoga    )

     Sworn to and subscribed before me the 16th day of April, 2007.


                                  By:  /s/ Josephine M. Campbell
                                      __________________________
                                           Norary Public

                                  Josephine M. Campbell
                 Norary Public, State of Ohio - Lorain Cty. & Cuyahoga Cty.
                                  My Commission Expires Sept. 1, 2007